Exhibit (d)(4)

February 4, 2015

Microsemi Corporation

One Enterprise

Aliso Viejo, California, 92656

Ladies and Gentlemen:

Reference is made to the non-disclosure agreement, dated March 13, 2013 (the “NDA”), between Vitesse Semiconductor Corporation (“Vitesse”) and Microsemi Corporation (the “Company”). Vitesse and the Company hereby agree to amend the NDA as provided in this letter agreement (this “Amendment”):

1. Extension of Standstill. The first sentence Section 9 of the NDA is hereby amended and restated in its entirety to read as follows:

“The Company agrees that, for a period commencing on the date hereof and ending on a date which is twenty-four (24) months following the date hereof, it will not, nor will it permit any of its “affiliates” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to (unless in any such case with the prior written consent of the Board of Directors of Vitesse) do any of the following:”

2. Miscellaneous. Except as expressly modified hereby, all other terms and provisions of the NDA shall remain in full force and effect and are incorporated herein by this reference; provided, however, to the extent of any inconsistency between the provisions of the NDA and the provisions of this Amendment, the provisions of this Amendment shall control. All references in the NDA to “Agreement”, “letter”, “hereunder”, “hereof”, or words of like import referring to the NDA shall mean and be a reference to the NDA as and to the extent it is amended by this Amendment. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original Amendment, but all of which, taken together, shall constitute one and the same Amendment, binding on the parties hereto. The signature of any party to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS, AS CALIFORNIA LAWS ARE APPLIED TO CONTRACTS ENTERED INTO AND PERFORMED IN SUCH STATE.

Please acknowledge your agreement to the foregoing by countersigning this Amendment and the enclosed copy in the space provided below and returning the executed copy to us.

Very truly yours, Vitesse Semiconductor Corporation

By:	/s/ Brian Greenwood
Name:	Brian Greenwood
Its:	Director, Legal

Acknowledged and agreed to this 5th day of February, 2015: Microsemi Corporation

By:	/s/ Steven G. Litchfield
Name:	Steven G. Litchfield
Its:	Executive Vice President and Chief Strategy Officer